Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 968-9300 (301) 968-9301 Fax

FOR IMMEDIATE RELEASE
July 17, 2012

CONTACT:
Investors - (301) 968-9300

AMERICAN CAPITAL AGENCY CORP. ANNOUNCES PRELIMINARY ESTIMATES OF SELECT FINANCIAL DATA FOR Q2 2012

Bethesda, MD - July 17, 2012 - American Capital Agency Corp. (Nasdaq: AGNC) (“AGNC” or the “Company”) announced preliminary estimates of select financial data for the second quarter 2012 and as of June 30, 2012.

Interest rates fell significantly during the quarter ended June 30, 2012. As a result, the price of agency mortgage backed securities generally increased during the second quarter. Given the increase in fair value of agency mortgage backed securities held in the Company's investment portfolio relative to the decrease in value of its hedges, the Company estimates that, when finally determined, its net book value per common share as of June 30, 2012 will increase to approximately $29.35 per share from $29.06 per share as of March 31, 2012.

For purposes of computing GAAP net income, the change in fair value of the Company's hedges is reflected in current period net income, while the change in fair value of its mortgage backed securities is reflected in its statement of equity through other comprehensive income. Due to the decline in interest rates during the quarter and the corresponding unrealized loss in fair value of the Company's hedges, the Company expects that, when finally determined, its GAAP net loss for the second quarter of 2012 will be approximately $0.90 per share.

The Company expects that, when finally determined, comprehensive income for the second quarter of 2012, which includes both GAAP net loss as well as the change in value of its mortgage backed securities reflected in other comprehensive income, will be approximately $1.50 per share.

The Company expects that, when finally determined, taxable net income per share for the second quarter will be approximately $1.60 per share and that its undistributed taxable income as of June 30, 2012 will be approximately $1.55 per share.

Net spread income for the second quarter of 2012 was negatively impacted by lower average leverage, a greater percentage of interest rate swaps relative to the Company's repurchase agreements and other debt liabilities, faster projected prepayment speeds on the Company's mortgage backed securities resulting from the decline in interest rates and a resulting catch-up amortization cost. The Company's leverage during the second quarter averaged approximately

7.5 times, down from 8.2 times during the prior quarter. The Company's average swap percentage relative to its average repurchase and other debt liabilities increased to approximately 58% for the second quarter of 2012 from 50% the prior quarter. The Company's projected lifetime constant prepayment rate, or CPR, increased to approximately 12% as of June 30, 2012 from 9% as of March 31, 2012, despite a decline in the average coupon of the portfolio. Actual average CPRs remained relatively constant at approximately 10% for the second quarter of 2012. The Company expects that, when finally determined, net spread income, which is a non-GAAP measure that consists of net interest income, less other interest rate swap periodic costs and total operating expenses, will be approximately $0.94 per share for the second quarter of 2012.

Generally, agency mortgage backed securities have increased in fair value relative to hedges since the end of the second quarter of 2012. Thus, the yields and net interest spreads that are currently available on agency mortgage backed securities are generally lower than those in recent periods.

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. is a real estate investment trust (“REIT”) that invests in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company is externally managed and advised by American Capital AGNC Management, LLC, an affiliate of American Capital, Ltd.

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital has $101 billion in assets under management and seven offices in the U.S. and Europe. American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $500 million.

FORWARD-LOOKING STATEMENTS
The press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. You should not place undue reliance on these estimates because they may prove to be materially inaccurate. The foregoing information and estimates have not been compiled or examined by the Company's independent auditors and they are subject to revision as the Company prepares its financial statements as of and for the quarter ended June 30, 2012, including all disclosures required by accounting principles generally accepted in the United States, or GAAP, and as the Company's auditors conduct their audit of these financial statements. While the Company believes that such information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. Factors that could cause the preliminary information and estimates to differ include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles for, the financial results for the quarter ended June 30, 2012, (ii) discovery of new information that impacts valuation methodologies underlying these results, (iii) errors in the assessment of portfolio value, (iv) discovery of new information that impacts the estimate of projected constant prepayment rates, and (v) accounting changes required by GAAP or the

Internal Revenue Code.
USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the estimated results presented in accordance with GAAP, this release includes certain estimated non-GAAP financial information, including estimated net spread income, estimated taxable income and certain financial metrics derived from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.
Net spread income consists of adjusted net interest income, less total operating expenses. Adjusted net interest income is interest income less interest expense (or "GAAP net interest income"), less other periodic interest rate swap interest costs reported in other income (loss), net.
Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from estimated taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company.
The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. The Company also believes that providing investors with net spread income, estimated taxable income and certain financial metrics derived based on such estimated taxable income, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are an incomplete measure of the Company's financial performance and involve differences from net income computed in accordance with GAAP, net spread income and estimated taxable income should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.